Exhibit 99.2

ProKidney LP and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$21,882	$20,558
Prepaid assets	682	588
Prepaid clinical	11,350	6,100
Other current assets	—	25
Total current assets	33,914	27,271

Fixed assets, net	10,857	11,358
Right of use assets, net	1,962	1,241
Deferred offering costs	6,905	–
Intangible assets, net	320	428
Total assets	$53,958	$40,298

Liabilities and Equity
Current liabilities
Accounts payable	$2,513	$2,834
Lease liabilities	377	267
Accrued expenses and other	6,184	9,213
Income taxes payable	1,730	—
Related party notes payable	35,000	—
Total current liabilities	45,804	12,314

Lease liabilities, net of current portion	1,617	1,067

Members’ equity:
Class A Units (186,500,000 issued and outstanding as of June 30, 2022 and December 31, 2021)	186,500	186,500
Class B Units (27,100,937 and 7,767,122 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively)	71,164	1,927
Accumulated deficit	(251,127)	(161,510)
Total members’ equity	6,537	26,917
Total liabilities and equity	$53,958	$40,298

(The accompanying notes are an integral part of the consolidated financial statements.)

ProKidney LP and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses
Research and development	$11,558	$10,969	$40,048	$20,828
General and administrative	9,180	1,748	47,152	3,492
Total operating expenses	20,738	12,717	87,200	24,320
Operating loss	(20,738)	(12,717)	(87,200)	(24,320)

Interest income	—	2	—	2
Interest expense	(170)	—	(184)	—
Net loss before income taxes	(20,908)	(12,715)	(87,384)	(24,318)
Income tax expense	1,223	10	2,233	16
Net and comprehensive loss	$(22,131)	$(12,725)	$(89,617)	$(24,334)

Weighted average Class A Units outstanding:
Basic and diluted	186,500,000	140,109,890	186,500,000	131,160,221
Net loss per Class A Unit:
Basic and diluted	$(0.12)	$(0.09)	$(0.48)	$(0.19)

(The accompanying notes are an integral part of the consolidated financial statements.)

ProKidney LP and Subsidiaries

Unaudited Condensed Consolidated Statements of Changes in Members’ Equity

(in thousands, except for share data)

	For the Three Months Ended June 30, 2022
	Class A		Class B	Accumulated	Total Members'
	Units	Amount	Profits Interests	Deficit	Equity
Balance as of March 31, 2022	186,500,000	186,500	62,663	(228,996)	20,167
Capital contribution	–	–	500	–	500
Equity-based payments	–	–	8,001	–	8,001
Net loss	–	–	–	(22,131)	(22,131)
Balance as of June 30, 2022	186,500,000	$186,500	$71,164	$(251,127)	$6,537

	For the Three Months Ended June 30, 2021
	Class A		Class B	Accumulated	Total Members'
	Units	Amount	Profits Interests	Deficit	Equity
Balance as of March 31, 2021	135,000,000	135,000	1,403	(117,973)	18,430
Capital contribution	10,000,000	10,000	–	–	10,000
Equity-based payments	–	–	175	–	175
Net loss	–	–	–	(12,725)	(12,725)
Balance as of June 30, 2021	145,000,000	$145,000	$1,578	$(130,698)	$15,880

(The accompanying notes are an integral part of the consolidated financial statements.)

ProKidney LP and Subsidiaries

Unaudited Condensed Consolidated Statements of Changes in Members’ Equity

(in thousands, except for share data)

	For the Six Months Ended June 30, 2022
	Class A		Class B	Accumulated	Total Members'
	Units	Amount	Profits Interests	Deficit	Equity
Balance as of December 31, 2021	186,500,000	186,500	1,927	(161,510)	26,917
Capital contribution	–	–	6,050	–	6,050
Equity-based payments	–	–	63,187	–	63,187
Net loss	–	–	–	(89,617)	(89,617)
Balance as of June 30, 2022	186,500,000	$186,500	$71,164	$(251,127)	$6,537

	For the Six Months Ended June 30, 2021
	Class A		Class B	Accumulated	Total Members'
	Units	Amount	Profits Interests	Deficit	Equity
Balance as of December 31, 2020	115,000,000	115,000	1,228	(106,364)	9,864
Capital contribution	30,000,000	30,000	–	–	30,000
Equity-based payments	–	–	350	–	350
Net loss	–	–	–	(24,334)	(24,334)
Balance as of June 30, 2021	145,000,000	$145,000	$1,578	$(130,698)	$15,880

(The accompanying notes are an integral part of the consolidated financial statements.)

ProKidney LP and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(89,617)	$(24,334)
Adjustments to reconcile net loss to net cash flows
Depreciation and amortization	1,462	878
Equity-based compensation	60,685	350
Changes in operating assets and liabilities
Deferred offering costs	(6,905)	–
Prepaid and other assets	(5,320)	(4,896)
Accounts payable and accrued expenses	(520)	8,907
Income taxes payable	1,730	—
Net cash flows used in operating activities	(38,485)	(19,095)

Cash flows used in investing activities
Purchase of equipment and facility expansion	(1,225)	(3,393)
Net cash flows used in investing activities	(1,225)	(3,393)

Cash flows from financing activities
Payments on finance leases	(16)	(15)
Borrowings under related party notes payable	35,000	—
Net cash contribution	6,050	30,000
Net cash flows provided by financing activities	41,034	29,985

Net change in cash and cash equivalents	1,324	7,497
Cash, beginning of period	20,558	4,578
Cash, end of period	$21,882	$12,075

Supplemental disclosure of non-cash investing activities:
Right of use assets obtained in exchange for lease obligations	$878	$–
Equipment and facility expansion included in accounts payable and accrued expenses	$529	$635

(The accompanying notes are an integral part of the consolidated financial statements.)

ProKidney LP and Subsidiaries

Notes to Unaudited Consolidated Financial Statements – Unaudited

Note 1: The Company

ProKidney LLC was formed as a Bermuda limited liability company on December 12, 2018 and funded with $75,000,000 on December 31, 2018. On January 9, 2019 (the “Acquisition Date”), ProKidney LLC acquired all of the equity interests in inRegen and Twin City Bio LLC (“TC Bio”) for $62,000,000. inRegen was duly incorporated under the Cayman Islands Companies Act (as amended) on December 21, 2015 as an exempted company. During 2020, inRegen’s name was changed to ProKidney (and is referred to herein as “ProKidney-KY”), and TC Bio’s name was changed to ProKidney, LLC (and is referred to herein as “ProKidney-US”). ProKidney-US was formed as a limited liability company under the laws of Delaware on December 18, 2015. In August 2021, ProKidney LP was organized as a limited partnership under the laws and regulations of Ireland, with ProKidney LLC becoming a wholly owned subsidiary of ProKidney LP (and is referred to herein as “ProKidney”). Following this reorganization on August 5, 2021, and for the purposes of these financial statements, the term “ProKidney” as used herein, refers to ProKidney LP following this reorganization, and the financial information presented herein is that of ProKidney LP and its wholly owned subsidiaries.

ProKidney acquired the equity interests in ProKidney-KY to develop its Renal Advanced Cell Therapy, which has the potential to stabilize or improve renal function in patients with chronic kidney disease or delay or eliminate the need for dialysis and organ transplantation. ProKidney acquired ProKidney-US to provide contractual development and manufacturing services to ProKidney-KY, which is ProKidney-US’s only customer.

Because ProKidney is a limited partnership, the debts, obligations and liabilities of the Company (as defined below), whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no holder of equity interests in ProKidney (“members’ equity”) is obligated personally for any such debt, obligation or liability of the Company solely by reason of being a holder of members’ equity.

On January 18, 2022, the Company executed a definitive business combination agreement (the “Business Combination Agreement”), with Social Capital Suvretta Holdings Corp. III (“SCS”). Pursuant to the terms of the Business Combination Agreement, the Company would become a subsidiary of SCS and would be organized in an umbrella partnership corporation (“Up-C”) structure, would provide potential future tax benefits for SCS when the equity holders ultimately exchanged their pass-through interests for Class A ordinary shares. The transaction closed on July 11, 2022. Upon consummation of the transaction, SCS changed its name to ProKidney Corp.

The business combination between SCS and ProKidney LP (the “Business Combination”) resulted in gross proceeds of approximately $596,537,000. This amount reflects a contribution of $21,737,000 of cash held in SCS’ trust account, net of redemptions, and a $574,800,000 concurrent private placement of Class A ordinary shares of the combined company, priced at $10.00 per share (the “PIPE Placement”). Upon close, these proceeds were used to repay the outstanding balance of $35,000,000 under the Company’s two promissory note agreements with certain holders of its Class A Units (the “Promissory Notes”) and related accrued interest. Additionally, the proceeds were used to pay those expenses previously incurred by SCS related to the Business Combination of approximately $21,029,000 as well as advisory and placement fees of approximately $29,389,000 incurred in connection with the PIPE Placement.

Note 2: Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements reflect the operations of ProKidney and its wholly-owned subsidiaries consisting of ProKidney-KY and ProKidney-US (together, the “Company”). All intercompany transactions and accounts have been eliminated.

These unaudited condensed consolidated financial statements have been prepared on the same basis as the Company’s annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the Company’s financial information. These interim results and cash flows for any interim period are not necessarily indicative of the results to be expected for the full year. Any reference in these notes to applicable guidance is meant to refer to the authoritative accounting principles generally accepted in the United States of America (“GAAP”) as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). These unaudited consolidated financial statements are presented in U.S. Dollars.

Going Concern

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company performed an analysis of its ability to continue as a going concern. As of June 30, 2022, the Company had an accumulated deficit of $251,127,000. The Company has generated losses from operations for each year since its inception. The Company intends to continue to conduct significant additional research, development, and clinical study activities which, together with expenses incurred for general and administrative expenses, are expected to result in continuing operating losses for the foreseeable future. The amount of future losses and when, if ever, the Company will achieve profitability are uncertain. The Company’s ability to achieve profitability will depend, among other things, on successfully completing clinical studies, obtaining requisite regulatory approvals, establishing appropriate pricing for its product with payers, and raising sufficient funds to finance the Company’s activities. No assurance can be given that the Company’s clinical development efforts will be successful, that regulatory approvals will be obtained, or that the Company will be able to achieve appropriate pricing and market access or that profitability, if achieved, can be sustained.

These matters raised substantial doubt about the Company’s ability to continue as a going concern. As of June 30, 2022, the Company had cash and cash equivalents of $21,882,000, and remaining availability of $65,000,000 under the Promissory Notes. As of June 30, 2022, the Company believed that these sources of liquidity would not be sufficient to fund its obligations for the subsequent 12 months. However, the Closing of the Business Combination on July 11, 2022 provided additional liquidity to the Company totaling approximately $511,912,000. The Company’s liquidity after considering the proceeds from the Business Combination is considered sufficient to satisfy the Company’s operating liabilities for a period greater than 12 months following the issuance date of these financial statements. As such, management considers that the substantial doubt about the Company’s ability to continue as a going concern is alleviated by the inclusion of these additional funds in its available sources of liquidity.

Use of Estimates

The preparation of condensed consolidated financial statements, in accordance with GAAP, requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the amounts of expenses during the reported periods. Certain estimates in these condensed consolidated financial statements have been made in connection with the calculation of research and development expenses, equity-based compensation expense and the provision for or benefit from income taxes. The Company bases its estimates on historical experience and various other assumptions, including in certain circumstances future projections, which management believes to be reasonable under the circumstances. Actual results could differ from those estimates. Changes in estimates are reflected in reported results in the period in which they become known.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less on the date of purchase to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value due to the short-term nature of these items.

Concentrations of Credit Risk

Cash and equivalents are financial instruments that are potentially subject to concentrations of credit risk. The Company’s cash and equivalents are deposited in accounts at large financial institutions, and such amounts may exceed federally insured limits.

Accrued Expenses

Accrued expenses as presented in the Condensed Consolidated Balance Sheets as of June 30, 2022 and December 31, 2021 consisted of the following (in thousands):

	June 30, 2022	December 31, 2021
Compensation	$1,545	$1,832
Clinical study related costs	222	2,031
Accrued legal costs	3,193	964
Manufacturing improvement costs	652	4,164
Other accrued expenses	572	222
Total accrued expenses and other	$6,184	$9,213

Research and Development Costs

Research and development costs are expensed as incurred. Research and development expenses are comprised of costs incurred in performing research and development activities, including salaries, benefits, third party license fees, and external costs of outside vendors engaged to conduct manufacturing and preclinical development activities and clinical trials.

The Company records accruals based on estimates of services received, efforts expended, and amounts owed pursuant to contracts with numerous contract research organizations. In the normal course of business, the Company contracts with third parties to perform various clinical study activities in the ongoing development of potential products. The financial terms of these agreements are subject to negotiation and variation from contract to contract and may result in uneven payment flows. Payments under the contracts depend on factors such as the achievement of certain events and the completion of portions of the clinical study or similar conditions. The objective of the Company’s accrual policy is to match the recording of expenses in its financial statements to the actual services received and efforts expended. As such, expense accruals related to clinical studies are recognized based on the company’s estimate of the degree of completion of the event or events specified in the specific clinical study.

The Company records nonrefundable advance payments it makes for future research and development activities as prepaid expenses. Prepaid expenses are recognized as expense in the Condensed Consolidated Statement of Operations and Comprehensive Loss as the Company receives the related goods or services

Costs incurred in obtaining technology licenses are charged to research and development expense as purchased in-process research and development if the technology licensed has not reached technological feasibility and has no alternative future use.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Generally, expenditures for maintenance and repairs are charged to expense and major improvements or replacements are capitalized. The Company computes depreciation and amortization using the straight-line method over the estimated useful life of the asset. Leasehold improvements are amortized over the lesser of, the life of the lease or the estimated useful life of the leasehold improvement. The estimated useful lives are as follows:

Computer equipment and software	3-5 years
Furniture and equipment	5-7 years
Leasehold improvements	remainder of lease term

Fixed assets consisted of the following (in thousands):

	June 30, 2022	December 31, 2021
Furniture and equipment	$2,367	$2,180
Computer equipment and software	719	569
Leasehold improvements	10,538	10,517
Construction in progress	694	351
Less: accumulated depreciation	(3,461)	(2,259)
Total fixed assets, net	$10,857	$11,358

Depreciation expense for the three months ended June 30, 2022 and 2021 was $604,000 and $402,000, respectively. Depreciation expense for the six months ended June 30, 2022 and 2021 was $1,198,000 and $578,000, respectively.

Intangible Assets

Intangible assets are comprised of acquired assembled workforce, which are accounted for in accordance with ASC 350 - Intangibles - Goodwill and Other. The acquired assembled workforce is amortized on a straight-line basis over the useful life of five years. The following table summarizes information related to the Company’s assembled workforce intangible asset (in thousands):

	June 30, 2022	December 31, 2021
Gross carrying amount	$1,073	$1,073
Accumulated amortization	753	645
Net carrying amount	$320	$428

Estimated amortization expense for the remaining six months of 2022 was $100,000, $215,000 for the year ended December 31, 2023 and $5,000 for the year ended December 31, 2024. Amortization expense relating to the assembled workforce intangible asset was $54,000 and $107,000 for each of the three and six months ended June 30, 2022 and 2021, respectively.

Impairment of Long-Lived Assets

Long-lived assets such as fixed assets and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment charges have been recorded for the six months ended June 30, 2022 or 2021.

Income Taxes

The Company was organized as a limited liability company, is now a limited partnership and is classified as a partnership for U.S. income tax purposes, and as such, only records a provision for federal and state income taxes on its subsidiaries organized as C corporations or which have elected to be treated as corporations for U.S. federal income tax purposes. ProKidney-US is a limited liability company and has elected to be treated as a C corporation. Therefore, a provision for federal and state taxes has been recorded. ProKidney-KY has been granted, by the Government in Council of the Cayman Islands, tax concessions under an undertaking certificate exempting it from any tax levied on profits, income, gains or appreciations in relation to its operations or in the nature of estate duty or inheritance tax for a period of twenty years from January 20, 2016. ProKidney-KY elected to be treated as an entity disregarded from its owner for U.S. tax purposes, and as a result, it has not recorded an income tax provision.

The Company uses the liability method in accounting for income taxes as required by ASC Topic 740 — Income Taxes, under which deferred tax assets and liabilities are recorded for the future tax consequences attributable to the differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, available taxes in the carryback periods, projected future taxable income and tax planning strategies in making this assessment. Accordingly, the Company has provided a full valuation allowance to offset the net deferred tax assets at June 30, 2022 and December 31, 2021.

Interest and penalties related to income taxes are included in the benefit (provision) for income taxes in the Company’s Condensed Consolidated Statements of Operations and Comprehensive Loss. The Company has not incurred any significant interest or penalties related to income taxes in any of the periods presented.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A three‑level fair value hierarchy that prioritizes the inputs used to measure fair value is described below. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•
Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities
•
Level 2 – Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable through correlation with market data

•
Level 3 – Unobservable inputs that are supported by little or no market data, which require the reporting entity to develop its own assumptions

The carrying values of cash equivalents, accounts payable, and accrued liabilities approximate fair value due to the short‑term nature of these instruments.

Leases

The Company determines if an arrangement is a lease at inception. Balances recognized related to the Company’s operating and finance leases are included in right-of-use assets, net and lease liabilities in the Condensed Consolidated Balance Sheets. Right of use assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. Lease terms may include options to extend or terminate the lease if it is reasonably certain that the Company will exercise the option. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments. The right of use asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. The Company has elected a practical expedient to not separate its lease and non-lease components and instead account for them as a single lease component. Leases with a term of 12 months or less are not recorded on the balance sheet.

Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Lease payments for short-term leases are recorded to operating expense on a straight-line basis and variable lease payments are recorded in the period in which the obligation for those payments is incurred.

Contingent Liabilities

The Company records reserves for contingent liabilities when it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements, and the amount of the loss can be reasonably estimated.

Equity-Based Compensation

The Deed for the Establishment of a Limited Partnership of ProKidney LP, dated as of August 5, 2021 (the “Limited Partnership Agreement”) which replaced the Amended and Restated Limited Liability Company Agreement of ProKidney LLC as the governing document of the parent entity in the Company, allowed for the issuance of Profits Interests (as defined in the Limited Partnership Agreement) to employees, directors, other service providers of the Company and others denominated in the form of one or more Class B Units (as defined in the Limited Partnership Agreement).

On January 17, 2022, the Company amended and restated its Limited Partnership Agreement (the “Amended and Restated Limited Partnership Agreement”) in part to authorize the issuance of up to 50,000,000 Class B Units (including Class B-1 Units). The Amended and Restated Limited Partnership Agreement provided that certain qualified distribution events would result in holders of Profits Interests receiving disproportionate distributions from ProKidney until each such holder’s valuation threshold had been reduced to zero in order to “catch up” such holder’s distributions to its pro rata share of aggregate cumulative distributions, and once sufficient distributions to a holder of Profits Interests had been made in accordance with the foregoing, the associated Class B Units would automatically be converted into Class A Units.

Upon consummation of the Business Combination discussed in Note 1, the Company’s existing Class B Units (including Class B-1 Units) were “caught up” and were converted into Class A Units of the Company. The resulting vested and unvested Class A Units were then recapitalized into Common Units or Restricted Common Units of ProKidney Corp., respectively. Upon recapitalization, the Restricted Common Units maintained the vesting schedules associated with the original Profits Interest awards.

The Company measures compensation expense for Profits Interests based on estimated fair values at the time of grant. The Company estimates the fair value of Profits Interests using generally accepted valuation procedures. The Company recognizes compensation expense, on a straight-line basis, for the portion of the Profits Interests’ value that is expected to vest over the requisite service period. The Company records forfeitures of Profits Interests as they occur.

Segments

The Company operates in only one segment.

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires lessees to recognize a right-of-use asset and a liability on the balance sheet for all leases, with the exception of short-term leases. The lease liability will be equal to the present value of lease payments, and the right-of-use asset will be based on the lease liability, subject to adjustment such as for initial direct costs. Leases will continue to be classified as either operating or finance leases in the income statement. The guidance is effective for annual periods beginning after December 15, 2021, with early adoption permitted. The Company early adopted ASU No. 2016-02, Leases (Topic 842), as of January 1, 2021. For additional detail, see Note 4, Leases.

Subsequent Events

The Company has evaluated subsequent events through August 12, 2022, which is the date the consolidated financial statements were available to be issued. See additional information in Note 9.

Note 3: Income Taxes

The Company’s subsidiary, ProKidney-US, is treated as a C corporation, and therefore a provision for federal and state taxes has been recorded. The Company’s effective tax rate for the three months ended June 30, 2022 and 2021, was (5.8)% and (0.1)%, respectively. The Company’s effective tax rate for the six months ended June 30, 2022 and 2021, was (2.6)% and (0.1)%, respectively. The difference between the Company’s effective tax rates and the U.S. statutory rate of 21% is primarily attributable to the Company and ProKidney-KY being treated as partnerships for income tax purposes.

For tax years beginning after December 31, 2021, the Tax Cut and Jobs Act of 2017 (the “TCJA”) requires specified research and development expenses to be capitalized and amortized ratably over a five-year period. The adoption of this provision of the TCJA is the primary driver of income tax expense recognized during the three and six months ended June 30, 2022.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, available taxes in the carryback periods, projected future taxable income and tax planning strategies in making this assessment.

There were no net unrecognized tax benefits as of June 30, 2022 which, if recognized, would affect our effective tax rate. We expect none of the gross unrecognized tax benefits will decrease within the next year.

There were no significant changes in the Company’s uncertain tax positions during the six months ended June 30, 2022 from the amount that was reflected at December 31, 2022.

Note 4: Leases

In February 2016, the FASB issued ASU 2016-02: Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability on its balance sheet for most operating leases. ASU 2016-02 is effective for annual and interim periods beginning after December 15, 2018, including interim periods within those fiscal years. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides companies with an additional optional transition method to apply the new standard to leases in effect at the adoption date through a cumulative effect adjustment. The Company adopted the new lease standard as of January 1, 2021 using the modified retrospective transition method.

The Company elected the package of practical expedients referenced in ASU 2016-02, which permits companies to retain original lease identification and classification without reassessing initial direct costs for existing leases. The Company also elected the practical expedient that exempts leases with an initial lease term of twelve months or less, as well as the practical expedient that allows companies to select, by class of underlying asset, not to separate lease and non-lease components. Adoption of this standard resulted in the recognition of a right-of-use asset and a lease liability on the Company’s January 1, 2021 Consolidated Balance Sheet of $1,560,000 and $1,559,000 respectively. There was no material impact on the Company’s Condensed Consolidated Statement of Operations and Comprehensive Loss.

The Company has operating leases for real estate (primarily office space) and certain equipment with various expiration dates. The Company also has one finance lease for certain equipment. Rent expense was $140,000 and $78,000, for the three months ended June 30, 2022 and 2021, respectively. For the six months ended June 30, 2022 and 2021, the Company’s rent expense was $229,000 and $221,000, respectively.

The following table summarizes the classification of operating and finance lease assets and obligations in the Company's Condensed Consolidated Balance Sheets as of June 30, 2022 and December 31, 2021 (in thousands):

	June 30, 2022	December 31, 2021
Operating leases:
Right of use assets	$1,876	$1,139

Operating lease liabilities, current	$343	$235
Operating lease liabilities, noncurrent	1,551	985
Total operating lease liabilities	$1,894	$1,220

Finance leases:
Right of use assets	$86	$102

Finance lease liabilities, current	$34	$32
Finance lease liabilities, noncurrent	66	82
Total finance lease liabilities	$100	$114

Maturities of lease liabilities for the Company’s operating and finance leases are as follows as of June 30, 2022 (in thousands):

	Operating Leases	Finance Leases	Total
2022 (remaining six months)	242	20	262
2023	494	40	534
2024	507	40	547
2025	507	10	517
2026	421	—	421
Thereafter	119	—	119
Total lease payments	2,290	110	2,400
Less: imputed interest	(396)	(10)	(406)
Present value of lease liabilities	$1,894	$100	$1,994

The weighted average remaining lease term for operating leases is 4.5 years, and 2.8 years for the finance lease. The weighted average discount rate is 8.5%.

Note 5: Related Party Debt

On January 18, 2022, in connection with execution of the Business Combination Agreement, the Company entered into the Promissory Notes. Through the Promissory Notes, the holders could fund up to $100,000,000 to support the operational financing needs of the Company prior to the Closing of the Business Combination. These notes bore interest at a rate of 3% per annum and were due upon the earliest of either (i) the date on which the Business Combination closed or (ii) January 17, 2023.

Drawdowns on the Promissory Notes could be made in multiples of $10,000 unless otherwise agreed upon. Once an amount is drawn down under the Promissory Notes, it was no longer available for future drawdown requests even if prepaid.

During the three and six months ended June 30, 2022, the Company borrowed $15,000,000 and $35,000,000, respectively, under the Promissory Notes. During the three and six months ended June 30, 2022, the Company recognized interest expense of $168,000 and $180,000, respectively related to the Promissory Notes. Interest payable as of June 30, 2022 was $180,000 and is reflected within accrued expenses and other within the Condensed Consolidated Balance Sheets. The amounts due under the Promissory Notes were paid upon Closing of the Business Combination described in Note 1.

Note 6: Members’ Equity

Ownership interests in the Company were represented by two classes of units, Class A Units and Class B Units. The terms of the units were governed by the LP Agreement. As of June 30, 2022, there were 190,000,000 Class A and 50,000,000 Class B Units authorized (including Class B-1 Units).

Holders of Class A Units had voting rights and rights to profits and losses of the Company and distributions from the Company. No Class A Units were issued during the three and six months ended June 30, 2022.

During the three months ended June 30, 2022, the Company issued 549,451 of its Class B-1 Units for total cash proceeds of $500,000. During the six months ended June 30, 2022, the Company issued 6,648,353 of its Class B-1 Units for total cash proceeds of $6,050,000. As these awards were issued for a price below their estimated fair value to employees, board members and other service providers, the provisions of ASC Topic 718 – Stock Compensation apply. Refer to Note 8 for further details.

The Class B Units were reserved for issuance of Profits Interests and did not have voting rights. The Profits Interests were designed so that the holders of Profits Interests could only participate in a qualified distribution event and only if its valuation threshold was attained in such a distribution event as set forth in the Limited Partnership Agreement; provided, however, that the Limited Partnership Agreement, as amended and restated in January 2022, provided that certain qualified distribution events would result in the holders of Profits Interests receiving disproportionate distributions from ProKidney until each such holder’s threshold value had been reduced to zero in order to “catch up” such holder’s distributions to its pro rata share of aggregate cumulative distributions, and once sufficient distributions to a holder of Profits Interests had been made in accordance with the foregoing, the associated Class B Units would automatically be converted into Class A Units.

Note 7: Net Loss per Share

Basic loss per share (“EPS”) was computed by dividing net loss by the number of weighted average units of Class A Units outstanding during the period. Diluted EPS was calculated to give effect to potentially issuable dilutive units of common units using the treasury method. For all periods presented, the vested and unvested Profits Interests have been excluded from the diluted EPS calculation as their effect would be anti-dilutive. The following table sets forth the calculation of basic and diluted earnings per share for the periods indicated based on the weighted average number of common shares outstanding:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Numerator
Net loss available to Class A Unit holders	$(22,131)	$(12,725)	$(89,617)	$(24,334)

Denominator
Weighted average Class A Units outstanding, basic and diluted	186,500,000	140,109,890	186,500,000	131,160,221

Net loss per Class A Unit
Net loss per Class A Unit, basic and diluted	(0.12)	(0.09)	(0.48)	(0.19)

Antidilutive securities
Class B Units	27,100,937	7,767,122	27,100,937	7,767,122

Note 8: Equity Based Compensation

Profits Interests Awards

The issuance of Profits Interests to employees, directors, and other service providers of the Company (“Plan Participants”) was administered at the discretion of ProKidney GP Limited, the general partner of ProKidney until the Closing (the “Legacy General Partner”). Profits Interests allowed the Plan Participants to participate in the residual profits of the Company after the distribution of proceeds reach a minimum threshold value. The threshold value was the amount of proceeds that must be distributed to the holders of Class A Units before the Plan Participants could participate in a distribution.

Under the Limited Partnership Agreement, the Legacy General Partner determined the terms and conditions of the Profits Interests issued. The threshold value assigned to each grant was not to be less than the fair market value of the Company on the date of grant. Profits Interests awards would vest at a rate of 25% on the latter of the first anniversary of employment and the first anniversary of the Acquisition Date with the remaining 75% to vest in increments of 25% on each anniversary following the first anniversary date, ratably over a three or four-year period from the date of grant, in annual installments of 33.3% over the three-year period from the date of grant, in increments of 6.25% each calendar quarter following the first anniversary date, or were fully vested upon issuance. The Profits Interests were subject to a repurchase option should the plan participant no longer be employed by the Company.

The following table summarizes the activity for the six months ended June 30, 2022, related to the Company’s Class B and B-1 Units granted as equity awards to its employees, board members and service providers:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested awards outstanding at January 1, 2022	2,460,617	$0.36
Granted	9,977,072	6.09
Vested	(1,073,973)	1.28
Forfeited	(41,612)	6.03
Awards outstanding at June 30, 2022	11,322,104	$5.30

As of June 30, 2022, the unrecognized compensation expense related to these awards was $54,463,000. The current weighted average remaining period over which the unrecognized compensation expense is expected to be recognized is 3.4 years. The weighted average grant date fair value of the Profits Interests granted during the three and six months ended June 30, 2022, was $6.42 and $6.09, respectively, per Class B-1 unit. There were no Profits Interests granted during the three and six months ended June 30, 2021.

As of June 30, 2022, there remained 22,899,063 Class B Units available for issuance. Given that these instruments meet the criteria for being considered profits interests, the Company has recognized no tax benefit related to these awards.

Modification to Profits Interest Awards

On January 17, 2022, the Limited Partnership Agreement was amended and restated to provide that certain qualified distribution events would result in the holders of Profits Interests receiving disproportionate distributions from ProKidney until each such holder’s threshold value was reduced to zero in order to “catch up” such holder’s distributions to its pro rata share of aggregate cumulative distributions, and once sufficient distributions to a holder of Profits Interests had been made in accordance with the foregoing, the associated Class B Units would automatically be converted into Class A Units.

This amendment constituted a modification to the Class B Units outstanding as of the date of the modification under the provisions of ASC Topic 718. In connection with the modification of its outstanding share-based compensation awards, the Company will recognize total additional compensation expense of $5,437,000 related to awards granted to its employees. The portion of this additional compensation expense attributable to vested awards of $3,715,000 was recognized immediately upon modification during the six months ended June 30, 2022.

Issuance of Profits Interests to Service Provider

During the six months ended June 30, 2022, the Company issued 2,750,000 fully vested Class B-1 Units to a third-party service provider as payment for research and development services provided in prior periods. The Company had previously recognized expense of $2,502,000 for these services based on the liability related to the services incurred. As the fair value of shares issued to satisfy that obligation was higher than the amount previously expensed, the Company recognized additional research and development expense of $14,080,000 during the six months ended June 30, 2022.

Purchase of Class B-1 Units

As discussed further in Note 6, certain of the Company’s employees, board members and service providers purchased 549,451 and 6,648,353 of its Class B-1 Units for total cash proceeds of $500,000 and $6,050,000, respectively, during the three and six months ended June 30, 2022. Since these Class B-1 Units were fully vested upon purchase and contained no service requirements, the Company immediately recognized the difference between the purchase price and the estimated fair value for these Class B-1 Units of $3,027,000 and $34,254,000 as equity-based compensation expense during the three and six months ended June 30, 2022, respectively. No such sales occurred during the three and six months ended June 30, 2021.

Compensation Expense

Compensation expense related to the issuance and purchase of Class B and B-1 Units is included in research and development and general and administrative expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Research and development	$1,336	$–	$18,703	$–
General and administrative	6,664	175	41,983	350
Total equity-based compensation expense	$8,001	$175	$60,686	$350

Fair Value Estimate

The Company is privately held with no active public market for its equity instruments. Therefore, for financial reporting purposes, management may periodically determine the estimated per share fair value of the Company’s equity shares (including Profits Interests) using contemporaneous valuations. These contemporaneous valuations are done using methodologies consistent with the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, also known as the Practice Aid.

For the Profits Interest Awards granted during the three and six months ended June 30, 2022, the valuation approach utilized a hybrid method which consists of a combination of an Option Pricing Method (“OPM”) and a Probability Weighted Expected Return Method (“PWERM”) approach. Weighting allocations were assigned to the OPM an PWERM methods based upon the expected likelihood possible future liquidity events, including the Business Combination.

Under the OPM approach, the fair value of the total equity of the Company within each scenario was first estimated using a back-solve method wherein the equity value is derived from a recent transaction in the Company’s own securities, and then the total equity value is allocated to the various components of the capital structure, including the Profits Interests, using an OPM or a waterfall approach based on the specific rights of each of the equity classes. The OPM uses the fair value of the total equity of the Company within a scenario as a starting point and incorporates assumptions made regarding the expected returns and volatilities that are consistent with the expectations of market participants, and distribution of equity values is produced which cover the range of events that an informed market participant might expect. This process creates a range of equity values both between and within scenarios. The fair value measurement is sensitive to changes in the unobservable inputs. Changes in those inputs might result in a higher or lower fair value measurement.

The PWERM approach is a scenario-based analysis that estimates the value per ordinary sharebased on the probability-weighted present value of expected future equity values for the ordinary shares, under various possible future liquidity event scenarios, including the proposed Business Combination, in light of the rights and preferences of each class and series of shares, including the Profits Interests, discounted for a lack of marketability.

In performing these valuations, management considered all objective and subjective factors that they believed to be relevant, including management’s best estimate of the Company’s business condition, prospects, and operating performance at each valuation date. Within the valuations performed, a range of factors, assumptions, and methodologies were used. The significant factors included trends within the industry, the prices at which the Company sold Class A units, the rights and preferences of the Class A units relative to the Class B units at the time of each measurement date, the results of operations, financial position, status of research and development efforts, stage of development and business strategy, the lack of an active public market for the units, and the likelihood of achieving an exit event in light of prevailing market conditions.

The following reflects the key assumptions used in each of the valuation scenarios for awards granted during the six months ended June 30, 2022:

	OPM	PWERM
Total equity value (in thousands)	$234,551 - $280,400	$1,750,000
Expected volatility of total equity	95%	60% - 90%
Discount for lack of market	30%	7% - 15%
Expected time to exit event	3.4 years - 3.7 years	0.1 years - 0.5 years

Note 9: Subsequent Events

As discussed in Note 1, the Company closed the Business Combination with SCS on July 11, 2022.